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                                                     ITEM 77Q1


                                           MFS SERIES TRUST II


                                        CERTIFICATION OF AMENDMENT
                                       TO THE DECLARATION OF TRUST

                                          DESIGNATION OF SHARES


         Pursuant to Sections 6.10 and 9.3 of the Amended and Restated Declaration of Trust dated
December 16, 2004,  as amended (the  Declaration),  of MFS Series Trust II, a business  trust  organized
under the laws of The Commonwealth of Massachusetts (the Trust), the undersigned Trustees of the
Trust,  being a majority  of the  Trustees  of the Trust,  do hereby  amend and restate  Exhibit B of the
Declaration as follows:

         Pursuant to Section 6.10 of the Declaration, the Trustees have divided the Shares of each series of the Trust to create the classes of Shares, within the meaning of
 Section 6.10, listed below.

         1. The classes of Shares of MFS Growth Fund are designated "Class A Shares," "Class B
Shares," "Class C Shares," "Class I Shares," "Class R1 Shares,"
 Class R2 Shares, Class R3 Shares,
and Class R4 Shares.

         2. Shares of each class are entitled to all the rights and preferences accorded to Shares under the Declaration.  The designation of classes hereby shall not impair the power of the Trustees
from time to time to designate additional classes of shares.

         3. For Shares of each class, the purchase price, the method of determination of the net asset value, the price, the terms and manner of redemption, any conversion feature, the relative
dividend rights of holders thereof, and any other rights, privileges, features or qualifications, shall
be established by the Trustees of the Trust in accordance with the Declaratio and shall be set forth in
the current prospectus and statement of additional information of the Trust o any series thereof
relating to the applicable series, as amended from time to time, contained in the Trust's registration
statement under the Securities Act of 1933, as amended.

         4. Shares of each class shall vote together as a single class except that shares of a class may vote separately on matters affecting only that class and shares of a class not affected by a
matter will not vote on that matter.

         5. Subject to the applicable provisions of the 1940 Act and the Declaration, the Trustees may from time to time modify the preferences, voting powers, rights and privileges of any of the classes
designated hereby without any action or consent of Shareholders.

         6. A class of Shares of any series of the Trust may be terminated by the Trustees at any time by written notice to the Shareholders of the class in accordance with
Article IX of the Declaration.

         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more  counterparts,  all  constituting  a single  instrument,  as an instrument  under seal in The
Commonwealth  of  Massachusetts,  as of  November  14,  2008  and  further certify,  as  provided  by the
provisions of Section 9.3(c) of the  Declaration,  that this amendment was duly adopted by the undersigned
in accordance with Section 9.3(a) of the Declaration.

ROBERT E. BUTLER
Robert E. Butler
c/o MFS Investment Management
addressStreet500 Boylston Street
CityplaceBoston, StateMA PostalCode02116

CityplaceLAWRENCE H. COHN
CityplaceLawrence H. Cohn
c/o MFS Investment Management
addressStreet500 Boylston Street
CityplaceBoston, StateMA PostalCode02116

DAVID H. GUNNING
PersonNameDavid H. Gunning
c/o MFS Investment Management
addressStreet500 Boylston Street
CityplaceBoston, StateMA PostalCode02116

WILLIAM R. GUTOW
PersonNameWilliam R. Gutow
c/o MFS Investment Management
addressStreet500 Boylston Street
CityplaceBoston, StateMA PostalCode02116

MICHAEL HEGARTY
Michael Hegarty
c/o MFS Investment Management
addressStreet500 Boylston Street
CityplaceBoston, StateMA PostalCode02116

J. ATWOOD IVES
PersonNameJ. Atwood Ives
c/o MFS Investment Management
addressStreet500 Boylston Street
CityplaceBoston, PostalCodeMA PostalCode02116

ROBERT J. MANNING
Robert J. Manning
MFS Investment Management
PostalCodePostalCode500 Boylston Street
PostalCodePostalCodeBoston, PostalCodeMA PostalCode02116

PostalCodePostalCodeLAWRENCE T. PERERA
PostalCodePostalCodeLawrence T. Perera
c/o MFS Investment Management
PostalCodePostalCode500 Boylston Street
PostalCodePostalCodeBoston, PostalCodeMA PostalCode02116


ROBERT C. POZEN
Robert C. Pozen
MFS Investment Management
PostalCodePostalCode500 Boylston Street
PostalCodePostalCodeBoston, PostalCodeMA PostalCode02116

J. DALE SHERRATT
J. Dale Sherratt
c/o MFS Investment Management
PostalCodePostalCode500 Boylston Street
PostalCodePostalCodeBoston, PostalCodeMA PostalCode02116

LAURIE J. THOMSEN
Laurie J. Thomsen
c/o MFS Investment Management
PostalCodePostalCode500 Boylston Street
PostalCodePostalCodeBoston, PostalCodeMA PostalCode02116

ROBERT W. UEK
Robert W. Uek
c/o MFS Investment Management
PostalCodePostalCode500 Boylston Street
PostalCodePostalCodeBoston, PostalCodeMA PostalCode02116